EXHIBIT 10(o)(x)

                                    AMENDMENT

     This Agreement amends the First Amended Executive Exmployment Agreement between the Employee and UST Corp. dated as of the 1st day of February, 1996 (the "Employment Agreement"). All capitalized terms used in this Agreement shall have the meaning ascribed to them in the Employment Agreement unless otherwise expressly provided herein.

1. Section 6.d.i and Section 6.e of the Employment Agreement are hereby amended to provide that, in addition to base salary payable thereunder, the Employee shall be paid an amount equal to the bonus which the Employee earned for performance during the calendar year immediately preceding the year in which termination occurs.

2. Section 6.g.i(1) of the Employment Agreement is hereby amended to provide that, in addition to base salary payable thereunder, the Employee shall be paid an amount equal to two (2) times the bonus which the Employee earned for performance during the calendar year immediately preceding the year in which termination occurs.

3. Except as expressly modified herein, the Employment Agreement, and all of its terms and provisions, shall remain in full force and effect.

     Intending to be legally bound, the parties have signed this Agreement as of the 17th day of December, 1996.

UST CORP:
By: s/
      ------------------------------
           Neal F. Finnegan
Title: President and Chief Executive Officer

EMPLOYEE:

s/
 -----------------------------------
Employee

UST Corp.
40 Court Street. Boston. Massachusetts 02108
(617) 726-7000 Telex 951494 UST BSN